                            SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                         ZEROPLUS.COM, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                November 8, 2000

Dear Shareholder:

    You are invited to attend the Annual Meeting of Shareholders of zeroplus.com, Inc. (the "Company"), which will be held on Friday, December 8, 2000 at 10:00 a.m., at the Embassy Suites Hotel, 4300 Military Road, N.W., Washington, D.C. 20015.

    The proposals before the meeting for the election of seven directors and ratification of the Company's appointment of independent auditors are described more fully in the Proxy Statement and are deemed by management and the Board of Directors to be in the best interests of the Company. We believe they deserve your support.

    We ask that you complete, sign and date the accompanying proxy card and return it as soon as possible in the postage-paid envelope provided. Please do so even if you intend to be at the meeting.

    Thank you very much for your loyal support of our past efforts. We look forward to sharing the benefits with you as a shareholder of the Company.

                                          ALONZO E. SHORT
                                          CHAIRMAN OF THE BOARD

                                          ROBERT A. VESCHI
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of zeroplus.com, Inc.:

    The Annual Meeting of Shareholders of zeroplus.com, Inc., a Delaware corporation (the "Company"), will be held on Friday, December 8, 2000, at 10:00 a.m., at the Embassy Suites Hotel, 4300 Military Road, N.W., Washington, D.C. 20015, for the following purposes:

    1. To elect seven directors of the Company, each to serve until the next Annual Meeting of Shareholders and his or her successor has been elected and qualified or until his or her earlier resignation or removal;

    2. To ratify the appointment of Grant Thornton LLP as the Company's independent auditors for fiscal year 2001; and

    3. To transact such other business as may properly come before the meeting or any adjournments thereof.

    Your attention is directed to the accompanying Proxy Statement for further information with respect to the matters to be acted upon at the meeting.

    The record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting has been fixed by the Board of Directors as the close of business on November 6, 2000.

    This notice and the accompanying Proxy Statement and proxy card are sent to you by order of the Board of Directors.

                                          DONALD J. SHOFF
                                          VICE PRESIDENT, FINANCE, CHIEF
                                          FINANCIAL OFFICER AND SECRETARY

November 8, 2000

    You are cordially invited to attend the Annual Meeting. It is important that your shares be represented regardless of the number you own. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. If you attend this meeting, you may vote either in person or by your proxy. Any proxy given may be revoked by you in writing or in person at any time prior to the exercise thereof.

                               ZEROPLUS.COM, INC.
                       12800 MIDDLEBROOK ROAD, SUITE 400
                           GERMANTOWN, MARYLAND 20874
                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 8, 2000
                              GENERAL INFORMATION

    The following information is being furnished in connection with the Annual Meeting of Shareholders of zeroplus.com, Inc., a Delaware corporation (the "Company"), to be held at 10:00 A.M. on Friday, December 8, 2000 at the Embassy Suites Hotel, 4300 Military Road, N.W., Washington, D.C. 20015 (the "Annual Meeting"). It is contemplated that this Proxy Statement and the enclosed form of proxy will be first sent to shareholders on or about November 10, 2000.

    Only holders of record of the Company's common stock, par value $0.01 per share ("Common Stock") at the close of business on November 6, 2000 (the "Record Date") are entitled to notice of and to vote at the meeting or any adjournment thereof. On such date, there were 10,463,974 shares of Common Stock outstanding. The holders of a majority of the Company's outstanding shares of Common Stock, present in person or by proxy, are required for a quorum at the meeting. If a share is represented for any purpose at the meeting, it is deemed to be present for quorum purposes for all other matters as well. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted in any matter are included in determining the number of votes present or represented at the meeting. Broker Shares that are not voted on any matter at the meeting will not be included in determining whether a quorum is present. Each share of Common Stock is entitled to one vote on all matters to come before the meeting. The election of directors requires the affirmative vote of holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. Votes that are withheld and Broker Shares that are not voted as to any such matter will not be included in determining the number of votes cast.

    The enclosed proxy for the Annual Meeting is being solicited by the Board of Directors of the Company and is revocable at any time before it is exercised. All properly executed proxies delivered pursuant to this solicitation will be voted at the meeting in accordance with instructions, if any. In the absence of instructions, properly executed proxies will be voted for the nominees to the Board set forth below and for the other proposals described below. If any other matters are properly brought before the Annual Meeting the proxies will be voted in the discretion of the proxy holders. The cost of this solicitation will be borne by the Company. In addition to the use of the mail, directors, officers and employees of the Company may solicit proxies by telephone, fax, or personal interview. Such persons will receive no additional compensation for any solicitation activities. The Company also has retained the services of D.F.
King & Co., Inc. to aid in the solicitation of proxies in person, by mail, telephone or telegram at a fee of approximately $5,000 plus expenses. Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward the soliciting materials to beneficial owners and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy material to beneficial owners.

                             ELECTION OF DIRECTORS

DIRECTORS

    Seven directors are to be elected at the 2000 Annual Meeting, each for a term running until the 2001 Annual Meeting of Shareholders and his or her successor has been elected and qualified, or his or her earlier resignation or removal. It is the intention of the persons named as proxies in the accompanying form of proxy to vote for the election of the seven named nominees of the Board of Directors unless authorization is withheld. Each nominee has agreed to serve if elected. In the event any nominee shall unexpectedly be unable to serve, the Board may reduce its size or nominate an alternative candidate for whom the proxies may vote.

    The name, principal occupation and selected biographical information of each nominee are set forth below. All nominees currently are directors of the Company.

    ALONZO E. SHORT, JR., Lt. Gen., USA (ret.), 59, has been chairman of the board since January 1996. General Short has more than 30 years experience in executive management, operations and the engineering, design and development of large-scale telecommunications and data systems. General Short retired from the service in 1994 following a career that included serving as deputy commanding general (1988-1990) and commanding general (1990-1991) of the U.S. Army Information Systems Command, a major information technology organization, which was responsible for all telecommunications during the Desert Shield/Desert Storm operation, among other responsibilities. From 1991 to 1994, General Short was director of the Defense Information Systems Agency, a major information technology organization which is responsible for telecommunications and related services to the President of the United States, Secret Service, Joint Chiefs of Staff, Secretary of Defense, among other high level federal entities. From 1994-1997, General Short was president and chief executive officer of MICAH Systems, Inc., a Washington, D.C. metropolitan area based information, technologies management and consulting firm. In September 1997, General Short joined Lockheed Martin, an aerospace, defense, and information technology company, as a Vice-President. Since January 1996, General Short has been instrumental in the organization and development of the Company's business.

    ROBERT A. VESCHI, 38, has been the Company's president, chief executive officer, and a director since January 1995. Mr. Veschi founded the Company, which began its operations in June 1995. Mr. Veschi has significant experience in executive management, operations and the engineering, design and development of telecommunications and computer products and systems. From 1986 to 1990, Mr. Veschi was manager of systems engineering for International
Telemanagement, Inc., a Washington, D.C. metropolitan area based information, data and network systems firm. From 1990 to 1994, Mr. Veschi was a group president of I-Net, Inc., a Washington, D.C. metropolitan area based information, data and network systems firm. From December 1994 to May 1995, for approximately six months, Mr. Veschi was president and chief executive officer of Octacom, Inc., a Washington, D.C. metropolitan area based information, data and network systems firm, and a wholly-owned subsidiary of Octagon, Inc., an Orlando, Florida metropolitan area based publicly held technical services firm. From July 1994 to May 1995, for approximately nine months, Mr. Veschi was a vice president of telecommunications for Octagon, Inc., and from January 1995 to May 1995, for approximately four months, Mr. Veschi was a member of the board of directors of that company. Since June 1995, Mr. Veschi has been instrumental in the Company's organization, development and promotion. Mr. Veschi is the son of Robert L. Veschi, the Company's executive vice president for business development.

    WILLIAM W. ROGERS, JR., 58, has been a director since January 1997.
Mr. Rogers has substantial senior management, operations and technical and engineering services experience. From 1972 to 1987, Mr. Rogers was a general manager engaged in operations, technical and engineering services for Boeing Computer Services, Inc. From 1987 to 1989, Mr. Rogers was president and chief executive officer of International Telemanagement, Inc., a McLean, Virginia based telecommunications and systems engineering and services company. From 1989 to 1991, Mr. Rogers was a vice president of Fluor-Daniel, where he was responsible for telecommunications and systems integration services. From 1991 through 1998, Mr. Rogers was a vice president with Computer Sciences Corporation, a McLean, Virginia based technology products, systems and services company, where he is responsible for systems integration and related technical services. From 1998 to 1999, Mr. Rogers was a senior vice president of

CACI, Inc., a Washington, D.C. based information technology company. Since October 1999, Mr. Rogers has been Director-Sales of Advanced Communication Systems, Inc., a Washington, D.C. based information technology company. Since January 1997, Mr. Rogers has been instrumental in the Company's organization and development. Mr. Rogers holds a B.A. degree from West Virginia University.

    WILLIAM L. HOOTON, 49, has been a director since January 1996. Mr. Hooton has substantial experience in the management, design, operation, marketing and sales of image conversion systems, electronic imaging system integration, data automation and high performance data storage subsystems. From 1990 to 1993, Mr. Hooton was vice president of operations and technical and business development of the Electronic Information Systems Group of I-Net, Inc., a Washington, D.C. metropolitan area based information, data and network systems firm. From 1993 to 1998, Mr. Hooton was president and chief executive officer of Q Corp., a Washington, D.C. metropolitan area high technology consulting firm specializing in digital imaging systems and other complex imagery in media. From 1998 to 2000, Mr. Hooton was chief executive officer of Tower Software Corporation, a Northern Virginia based records management software company. In August 2000, Mr. Hooton became a Corporate Vice President with Science Applications International Corporation, a La Jolla, California based international systems engineering firm. Since January 1996, Mr. Hooton has been a director of the Company and has been instrumental in its organization and development. Mr. Hooton holds a B.B.A. degree from the University of Texas.

    CLIVE G. WHITTENBURY, Ph.D., 67, has been a director since June 1996.
Dr. Whittenbury has substantial senior management, operations and technical advisory experience. From 1972 to 1979, Dr. Whittenbury was a senior vice president and, from 1976 to 1986, a director of Science Applications International Corporation, a La Jolla, California based international systems engineering firm. Since 1979, Dr. Whittenbury has been executive vice president and a director of the Erickson Group, Inc., a major international diversified products firm. Dr. Whittenbury is a member of the International Advisory Board for the British Columbia Advanced Systems Institute, which manages commercialization programs in technology at the three major Vancouver/Victoria universities, a member of the Advisory Board of Compass Technology Partners, an investment fund, and is a member of the NIF Programs Review Committee (NIF Directorate) for the Lawrence Livermore National Laboratory, University of California. Dr. Whittenbury has also served as a technical advisor to three U.S. Congressional Committees, the Grace Commission and numerous major U.S. and foreign companies. Since June 1996, Dr. Whittenbury has been instrumental in the Company's organization and development. Dr. Whittenbury holds a B.S. degree (physics) from Manchester University (England) and a Ph.D. degree (aeronautical engineering) from the University of Illinois.

    MICHAEL A. VIREN, Ph.D, 58, has been a director since December 1999.
Dr. Viren has over 35 years of experience as an engineer, economist and executive in the electric utilities and telecommunications industries. From 1991 to 1998, Dr. Viren served as the Director of Product Development, Vice President of Product Development and Information Services and Senior Vice President of Engineering, IS and Strategic Planning for Intermedia Communications, Inc., an interexchange and internet company located in Florida. In 1998, Dr. Viren, along with several Intermedia employees, founded 2nd Century Communications, a telecommunications service provider located in Tampa, Florida. In July 1999, Dr. Viren resigned from his position with 2nd Century, though he currently serves on its board of directors. Dr. Viren received a Bachelor of Science in Mechanical Engineering from California State University, Long Beach and a Ph.D. in Economics from the University of Kansas in December 1970.

    DONALD J. SHOFF, CPA, 45, has been a director since December 1999.
Mr. Shoff has been vice president of finance and chief financial officer since November 1997 and secretary since February 1999. Prior to that, Mr. Shoff was director of finance and assisted the Company as a consultant prior to employment. Mr. Shoff has 21 years of significant experience in both public accounting firms and with high technology companies, both public and private. From 1977 to 1981, Mr. Shoff was a staff accountant and senior accountant on the staff of local Washington, D.C. public accounting firms. From 1982 to 1986, Mr. Shoff was the corporate cost accounting manager and a group controller for Science Applications International Corporation, an international systems engineering firm, where he was responsible for the corporate cost accounting functions and controllership of a high technology services operation group. From 1987 to 1992 and from 1993 to 1996, Mr. Shoff consulted independently and as a Senior Manager of Grant Thornton LLP, a major accounting and management consulting firm, with public and privately held high technology companies doing business with the Federal government. From 1992 to 1993 Mr. Shoff was vice president of finance and administration for Comsis Corporation, a Washington, D.C. based privately held engineering and technology company doing business with the Federal and various state governments. Mr. Shoff holds a B.B.A. degree from the Pennsylvania State University and is a certified public accountant.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION TO THE BOARD OF DIRECTORS OF THE NOMINEES SET FORTH ABOVE.

EXECUTIVE OFFICERS

    The name, principal occupation and selected biographical information of the executive officers of the Company (other than Robert A. Veschi and Mr. Shoff) are set forth below:

    ROBERT L. VESCHI, 60, was named executive vice president for business development in July 2000. Mr. Veschi has more than 30 years of top information technology experience in both private industry and the federal government, and has successfully created and built several Corporate Information Technology company divisions. Prior to joining the Company, Mr. Veschi was a consultant for several high technology companies, including the Company. From 1997 to 1999, Mr. Veschi was Executive Vice President of Affiliated Computer Systems (ACS) and ACS Government Solutions. During 1997 Mr. Veschi served as President of CDSI Solutions, a division of Computer Data Systems, Inc. From 1985 to 1996,
Mr. Veschi held several senior executive positions with Lockheed Martin Corporation and served as President of its Integrated Business Solutions division immediately prior to his retirement from Lockheed Martin. From 1958 to 1985, Mr. Veschi worked as a civilian with the Department of Defense, where he helped develop the Army's Test and Experimentation Command (TEXCOM) information technology infrastructure. Mr. Veschi later headed the TEXCOM information services organization and was subsequently named Director of Automation Services. Mr. Veschi holds a Bachelor of Science degree in Computer Science from American Technological University and is a graduate of the Defense Systems Management College. Mr. Veschi is the father of Robert A. Veschi, the Company's president, chief executive officer and director.

    LAWRENCE W. MITCHELL, 36, was named vice president and general counsel in October 2000. Mr. Mitchell has 11 years of broad corporate legal experience both in high-tech companies and in private legal practice. From 1998 until joining the Company, Mr. Mitchell was Vice President and General Counsel of KSI Inc., a developer of wireless telecommunications technology. From 1992 to 1997 he held senior in-house counsel positions with Gould Electronics Inc., a multinational manufacturer of electronic materials and components. From 1989 to 1992
Mr. Mitchell worked in private practice with the law firm of Cummings & Lockwood in Stamford, Connecticut. Mr. Mitchell holds a Juris Doctor degree from The Ohio State University College of Law and a Bachelor of Arts degree in Economics from the University of Cincinnati.

INDEBTEDNESS AND OTHER TRANSACTIONS

    During the past two years, none of the Company's directors or executive officers, or any member of their immediate families, has or had any material interest in any transaction to which the Company is or was a party outside of the ordinary course of the Company's business, except as follows.

    The Company rents an aircraft for business purposes from an entity owned by Robert A. Veschi, the Company's President and Chief Executive Officer. For the years ended March 31, 2000 and 1999, the Company paid $187,519 and $199,060, respectively for the rental of the aircraft.

    On April 16, 1997, the Company entered into a consulting agreement with Alonzo E. Short, Jr., Lt. Gen., USA (ret.), the Chairman of the Board, to provide services for a fixed monthly amount of $1,000. The amounts paid to him under that agreement totaled $12,000 for the years ended March 31, 2000 and 1999, respectively.

    All ongoing and future transactions between the Company and any affiliate will be entered into on terms at least as favorable as could be obtained from unaffiliated, independent third parties.

MEETINGS AND COMMITTEES

    During the Company's fiscal year ended March 31, 2000, the Board of Directors held fourteen meetings. Each director of the Company attended 75% or more of all meetings of the Board of Directors. The Board has a standing audit committee composed of Gen. Short, Mr. Rogers and Dr. Whittenbury, a standing compensation committee composed of Messrs. Hooton, Rogers and Veschi, and a standing executive committee composed of Gen. Short and Messrs. Hooton and Veschi. During the Company's fiscal year ended March 31, 2000, the audit committee held one meeting, the compensation committee held one meeting and the executive committee held one meeting. The Board has no standing nominating committee at this time.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

    The table below sets forth the beneficial ownership of Common Stock as of November 6, 2000 by all directors, the Chief Executive Officer and the other executive officer of the Company (determined at the end of the last fiscal year) whose annual salary and bonus as so determined was at least $100,000 (such officers, the "Named Officers") and all directors and executive officers of the Company as a group, and each person who is known by the Company to beneficially own more than five percent of the issued and outstanding shares of Common Stock. With regard to five percent beneficial owners who are not also directors or officers of the Company, the information set forth below reflects the most recent reliable information available to the Company. Unless otherwise indicated and subject to applicable community property and similar statutes, all persons listed below have sole voting and investment power over all shares of Common Stock beneficially owned. Share ownership has been computed in accordance with the Securities and Exchange Commission ("SEC") rules and does not necessarily indicate beneficial ownership for any other purpose.

                                                                       NUMBER
NAME AND ADDRESS                           POSITION WITH COMPANY      OF SHARES   PERCENTAGE OF SHARES
----------------                         --------------------------   ---------   --------------------
Alonzo E. Short, Jr.,                    Chairman of the Board          108,334           1.03
  Lt. Gen., USA (ret.) (1)
Robert A. Veschi (2)                     President, Chief Executive   1,481,835          13.83
                                         Officer, Director
Donald J. Shoff (3)                      Vice President, Chief          131,084           1.24
                                         Financial Officer and
                                         Secretary, and Director
William L. Hooton (4)                    Director                        68,334           0.65
Clive W. Whittenbury, Ph.D. (5)          Director                        68,334           0.65
William W. Rogers, Jr. (6)               Director                        23,334           0.22
Michael A. Viren (7)                     Director                        10,334           0.10
Broadwing, Inc. (8)                      Shareholder                  1,888,653          18.05
All Executive Officers and Directors as                               1,913,758          17.58
  a Group (9 persons) (9)

------------------------

(1) 6066 Old Telegraph Road, Alexandria, Virginia 22310. Includes vested options to purchase 18,334 shares of Common Stock.

(2) c/o zeroplus.com, Inc., 12800 Middlebrook Road, Suite 400, Germantown, Maryland 20874. Includes vested options to purchase 250,000 shares of Common Stock.

(3) c/o zeroplus.com, Inc., 12800 Middlebrook Road, Suite 400, Germantown, Maryland 20874. Includes vested options to purchase 81,084 shares of Common Stock.

(4) c/o Science Applications International Corporation, 7990 Science Applications Court, Vienna, Virginia 22183. Includes vested options to purchase 18,334 shares of Common Stock.

(5) 511 Trinity Avenue, Yuba City, California 95991. Includes vested options to purchase 18,334 shares of Common Stock.

(6) c/o Advanced Communication Systems, Inc., 10889 Lee Highway, Fairfax, Virginia 22030. Includes vested options to purchase 18,334 shares of Common Stock.

(7) 505 South River Hills Drive, Temple Terrace, Florida 33617. Includes vested options to purchase 10,334 shares of Common Stock.

(8) 201 East Fourth Street, Cincinnati, Ohio 45202.

(9) Includes vested options to purchase 419,923 shares of Common Stock.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth certain compensation information for the fiscal years ended March 31, 1998, 1999 and 2000 with regard to the Named
Officers:

                                                                                                        SECURITIES
                                                                                       OTHER ANNUAL     UNDERLYING
NAME OF INDIVIDUAL       POSITION WITH COMPANY        YEAR      SALARY      BONUS     COMPENSATION(1)    OPTIONS
------------------     --------------------------   --------   --------   ---------   ---------------   ----------
Robert A. Veschi       President, Chief Executive     2000     175,000      175,000(2)        --          150,000
                       Officer, Director              1999     175,000      190,000(2)        --          200,000
                                                      1998     175,000       87,500          --
Donald J. Shoff        Vice President, Finance,       2000     130,000       25,000          --            25,000
                       Chief Financial Officer        1999     125,329       16,500          --            72,750
                       and Secretary                  1998      95,512           --          --

------------------------

(1) The officers of the Company may receive remuneration as part of an overall group insurance plan providing health, life and disability insurance benefits for employees of the Company. The amount allocable to each Named Officer cannot be specifically ascertained, but, in any event, did not in any reported fiscal year exceed the lesser of $50,000 and such Named Officer's combined salary and bonus. The Company has purchased key-man term life insurance on Mr. Veschi in the amount of $2 million, which designates the Company as the owner and beneficiary of the policy.

(2) In the fiscal year ended March 31, 2000, Mr. Veschi received a discretionary bonus in December 1999 and a contractual bonus in March 2000, both for $87,500. In the fiscal year ended March 31, 1999, Mr. Veschi received a discretionary bonus of $15,000, and also received contractual bonuses of $87,500 payable for each of the two fiscal years ending March 31, 1999 and 1998.

DIRECTOR COMPENSATION

    For the fiscal year ended March 31, 2000, the directors of the Company, with the exception of Mr. Veschi and Mr. Shoff, received remuneration of $24,000 pursuant to oral agreements, and were each awarded options to purchase 10,000 shares of the Company's Common Stock, with an exercise price of the then fair market value of $4.9079 per share, that vest over a three-year period.
Mr. Viren chose to receive his annual remuneration in the form of additional options to purchase 7,000 shares of the Company's Common Stock with an exercise price of the then fair market value of $4.9079 per share. In addition, General Short receives $1,000 per month under a consulting services agreement for his additional specific business services on behalf of the Company.

    Each outside director of the Company is entitled to receive reasonable expenses incurred in attending meetings of the Board of Directors of the Company. The members of the Board of Directors intend to meet at least quarterly during the Company's fiscal year, and at such other times as duly called. The Company presently has five outside directors.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth certain information related to the options granted to the Named Officers during the fiscal year ended March 31, 2000:

                                  NUMBER OF         PERCENT OF TOTAL
                                  SECURITIES       OPTIONS GRANTED TO
                              UNDERLYING OPTIONS      EMPLOYEES IN
NAME                               GRANTED            FISCAL YEAR       EXERCISE PRICE    EXPIRATION DATE
----                          ------------------   ------------------   --------------   -----------------
Robert A. Veschi............         150,000(1)            33%              $4.9079      December 11, 2007
Donald J. Shoff.............          25,000(2)             6%               4.5346      October 1, 2007

------------------------

(1) Options vest equally over three years from grant date.

(2) Options vest equally over three years from grant date.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
  VALUES

    The following table sets forth certain information related to option exercises by the Named Officers during the fiscal year ended March 31, 2000 and the value of their unexercised options at March 31, 2000:

                                                                NUMBER OF SECURITIES
                                                               UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED IN-
                                       SHARES                        OPTIONS AT             THE-MONEY OPTIONS AT
                                     ACQUIRED ON    VALUE        FISCAL YEAR END (#)         FISCAL YEAR END ($)
NAME                                  EXERCISE     REALIZED   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                                 -----------   --------   -------------------------   -------------------------
Robert A. Veschi...................          --         --         133,334/216,666          $332,495/$930,060 (1)
Donald J. Shoff....................          --         --           72,750/25,000          $426,497/$136,635 (1)

------------------------

(1) The closing price of the Company's Common Stock at March 31, 2000, as reported on the Nasdaq SmallCap Market, was $10.0000 per share.

EMPLOYMENT AGREEMENT

    The Company has entered into an employment agreement (the "Agreement") with Robert A. Veschi, the president and chief executive officer of the Company, dated as of April 1, 1996. The Agreement will expire on March 31, 2001. The current annual salary under the Agreement is $175,000, which may be increased to reflect annual cost of living increases and may be supplemented by discretionary merit and performance increases as determined by the Board of Directors of the Company. Mr. Veschi is entitled to an annual bonus equal to 50 percent of the salary provided under this Agreement, which is not subject to any performance criteria.

    The Agreement provides, among other things, for participation in an equitable manner in any profit-sharing or retirement plan for employees or executives and for participation in other employee benefits applicable to employees and executives of the Company. The Agreement provides for the use of an automobile, payment of club dues and other fringe benefits commensurate with his duties and responsibilities. The Agreement also provides for benefits in the event of disability. The Agreement also contains non-compete provisions, which are limited in geographical scope to the Washington, D.C. metropolitan area.

    Pursuant to the Agreement, Mr. Veschi's employment may be terminated by the Company with cause or by Mr. Veschi with or without good reason. Termination by the Company without cause, or by Mr. Veschi for good reason, would subject the Company to liability for liquidated damages in an amount equal to Mr. Veschi's current salary and a PRO RATA portion of his bonus for the remaining term of the Agreement, payable in a lump sum cash payment, without any set-off for compensation received from any new employment. In addition, Mr. Veschi would be entitled to continue to participate in and accrue benefits under all employee benefit plans and to receive supplemental retirement benefits to replace benefits under any qualified plan for the remaining term of the Agreement to the extent permitted by law.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has reappointed Grant Thornton LLP as independent auditors to audit the consolidated financial statements of the Company and its subsidiaries for fiscal year 2001. This appointment is subject to ratification by the shareholders. Grant Thornton LLP has served as independent auditors for the Company since its incorporation in 1995.

    Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting, where they will have the opportunity to make a statement, if they desire to do so, and be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON, L.L.P. AS INDEPENDENT AUDITORS FOR 2001.

                                 OTHER BUSINESS

    The Board of Directors does not know of any matters to be presented for action at the meeting other than those listed in the Notice of Meeting and referred to in this Proxy Statement. The enclosed proxy confers discretionary authority, however, with respect to the transaction of any other matters that may properly come before the meeting, and it is the intention of the persons named in the proxy to vote in accordance with their judgment on any such matter.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports and changes in ownership of such securities with the Company and with the SEC. The following information is based solely on a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) under the Securities and Exchange Act of 1934, as amended, and other information provided to the Company, with respect to the Company's fiscal year ended March 31, 2000, to the best of the Company's knowledge and information.

    David W. Wells, a former executive officer, sold certain of his shares of Common Stock on April 15, 15 and 20, 1999, but did not file a Form 4 reflecting those sales until June 29, 1999.

    Michael A. Viren was elected to the Board of Directors on December 20, 1999, but did not file a Form 3 reflecting that election until March 3, 2000.

                             SHAREHOLDER PROPOSALS

    Proposals of shareholders intended to be presented at the 2001 Annual Meeting and included in the Company's 2001 Notice of Meeting and Proxy Statement must be received by the Company no later than July 20, 2001. Director-nominees and shareholder proposals should be directed to the Secretary of the Company at its principal office located at 12800 Middlebrook Road, Suite 400, Germantown, Maryland 20874. Shareholder proposals must comply with the proxy rules of the Securities and Exchange Commission in order to be included in the Proxy Statement.

                          ANNUAL REPORT ON FORM 10-KSB

    COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, WITHOUT EXHIBITS, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 29, 2000, ARE AVAILABLE TO ANY SHAREHOLDER WITHOUT CHARGE UPON REQUEST IN WRITING DIRECTLY TO DONALD J. SHOFF, VICE PRESIDENT, FINANCE, CHIEF FINANCIAL OFFICER AND SECRETARY OF THE COMPANY, AT 12800 MIDDLEBROOK ROAD, GERMANTOWN, MARYLAND 20874.

By order of the Board of Directors.

                                          DONALD J. SHOFF
                                          VICE PRESIDENT OF FINANCE, CHIEF
                                          FINANCIAL
                                          OFFICER AND SECRETARY

November 8, 2000

                               ZEROPLUS.COM, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby appoints Robert A. Veschi and Donald J. Shoff, and each of them, with full power of substitution, the proxies of the undersigned to vote all shares of common stock, par value $0.01 per share ("Common Stock") of Zeroplus.com, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Embassy Suites Hotel, 4300 Military Road N.W., Washington, D.C. 20015 on December 8, 2000, at 10:00 A.M. and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereat:

               (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE.)

                        PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!

                        ANNUAL MEETING OF STOCKHOLDERS
                              ZEROPLUS.COM, INC.

                               DECEMBER 8, 2000


                Please Detach and Mail in the Envelope Provided


A  /X/  Please mark your
        votes as in this
        example.


                 FOR all nominees             WITHHOLD
             listed at right (except          AUTHORITY              (The Board of Directors
                as marked to the       to vote for all nominees     recommends a vote FOR.)
               contrary at right)          listed at right

1. ELECTION           / /                       / /                NOMINEES:   A. Short
   OF                                                                          R. Veschi
   DIRECTORS.                                                                  W. Rogers, Jr.
                                                                               W. Hooton
   (Instruction: To withhold authority to the vote for                         C. Whittenbury
   one or more individual nominees, strike a line                              M. Viren
   through the nominee's name in the list at right.)                           D. Shoff

                                                                FOR     AGAINST    ABSTAIN
2. PROPOSAL TO RATIFY THE SELECTION OF                          / /       / /        / /
   GRANT THORNTON LLP as the Company's
   independent auditors for fiscal year 2001.
   (The Board of Directors recommends a vote FOR.)

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof as to which discretionary authority may be granted.



   This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals I and II. This proxy also confers discretionary authority with respect to any business as may properly come before the meeting of any adjournment or postponement thereof as to which discretionary authority may be granted.

   PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


Signature                       Signature if held jointly                    DATED:             , 2000
          ---------------------                           -------------------        -----------


Note: Please sign exactly as your name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian please give full title as such. If a corporation, please sign in full corporate name by president or other authorized person. If a partnership, please sign in full partnership name by authorized person. If a limited liability company, please sign in full limited liability company name by manager or other authorized person.